UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2004 (December 15, 2004)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.              Entry into a Material Definitive Agreement

Item 1.01               Entry into a Material Definitive Agreement

            (a)              2004 Stock Option Plan

            On December 15, 2004, the Seitel, Inc. 2004 Stock Option Plan (the "Stock Plan") became effective upon stockholders' approval of the Plan. Under the Plan, Seitel may issue up to 7,500,000 shares of its common stock, par value $0.01, subject to certain adjustments in the event of exercise of corporate powers, recapitalization and certain other events.  This represents approximately 5% of Seitel's outstanding common stock, all of which shares may be issued pursuant to the exercise of options or other stock-based awards.  The Plan provides for several types of awards: stock options, stock appreciation rights (including limited stock appreciation rights), restricted stock, restricted stock units, bonus stock and awards in lieu of obligations, dividend equivalents, annual incentive and performance awards, and other stock-based awards

            Only eligible persons may be granted awards under the Plan.  An eligible person includes all of Seitel's officers, employees and other persons who provide services to Seitel including directors and consultants.  Over the ten-year term of the Plan, an eligible person may not be granted awards relating to more than 1,750,000 shares of common stock, subject to adjustment as described in the Plan.  In addition, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant shall be $2,500,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant shall be $5,000,000 in a calendar year

            The Plan is intended to attract, retain, and reward high-quality executives, employees, directors and other persons who provide services to Seitel and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in Seitel to strengthen the mutuality of interests between such persons and stockholders of Seitel, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.  The Plan is also intended to qualify certain compensation awarded thereunder for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed appropriate by the compensation committee appointed by the board of directors of Seitel to administer the Plan.  Subject to the specific provisions of the Plan, the Compensation Committee will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards (which need not be identical for each participant) and the interpretation of the Plan.

            The press release announcing the approval of the Plan by the stockholders is filed herewith as Exhibit 99.1.

            (b)              Employment Agreement

            Effective December 15, 2004, Seitel entered into an employment agreement with Robert D. Monson as Chief Executive Officer and President.  The agreement is for an initial term of two years with an automatic extension of one year, unless either party gives thirty days prior written notice of an election not to extend the term.  The agreement provides that Mr. Monson shall be paid an annual base salary of $400,000, and an annual cash target bonus equal to 90% of the base salary that is subject to the target goals and terms and conditions established by the board of directors or the compensation committee of the board.

            Mr. Monson is eligible to participate in and receive, on a calendar year basis, awards of stock options or other equity-based compensation under the Stock Plan.  Under his agreement, if Mr. Monson meets the target goals and terms and conditions to receive a cash target bonus equal to 90% of his base salary, the amount of his annual stock options or other equity-based awards (to be issued under the Stock Plan) shall be an amount equal to 90% of his base salary plus 90% of the cash target bonus.  Notwithstanding this provision, for calendar year 2004 Mr. Monson's equity-based award has been set at an amount equal to $684,000.

            As contemplated in his agreement, on December 15, 2004, Mr. Monson was granted 1,000,000 shares of Seitel's common stock as restricted stock (the "Restricted Stock Grant") under the Stock Plan.  One-third of the Restricted Stock Grant will be vested on December 15, 2005, 66.6% will be vested on December 15, 2006, and 100% will be vested on December 15, 2007.  A portion of the Restricted Stock Grant shall represent Mr. Monson's $684,000 2004 equity-based award.  The remaining portion of the Restricted Stock Grant shall be a prepayment of his 2005 equity-based compensation award and will reduce his total 2005 award.

            Upon Mr. Monson's termination, Seitel shall pay any unpaid base salary and other amounts owed to him under any of its plans or programs, in accordance with such plans or programs.  His agreement provides for additional termination benefits under certain circumstances as summarized below.

       Upon termination by Seitel without cause, or resignation by Mr. Monson for good reason prior to a change in control, he shall be entitled to a payment of two times his annual base salary plus his cash target bonus to be paid pro rata over a twenty-four month period.  The Restricted Stock Grant shall be 100% vested on the date of his termination, and he shall continue participation for a period of twelve months in Seitel's medical and dental benefit plan.

       If Mr. Monson is terminated on account of disability, he shall be entitled to continuation of pay of his base salary and cash target bonus in accordance with Seitel's normal payroll practices through the earlier of the end of the term of employment under his agreement or one year from the date of his termination.  These payments shall be reduced by any disability insurance payments payable to Mr. Monson from any policy, plan or program that Seitel sponsors.

       If Seitel elects not to extend the term of Mr. Monson's agreement, it shall continue to pay his annual base salary plus the cash target bonus over a period of twelve months, and he shall continue participation in our medical plan for a period of twelve months.

       In the event Mr. Monson's employment is terminated without cause, voluntarily or involuntarily, after a change in control, he shall be entitled to an amount equal to three times his base salary plus the cash target bonus to be paid in a lump sum as soon as administratively feasible after such date of termination.  Also, upon such termination, the Restricted Stock Grant shall be 100% vested and he shall be entitled to continued participation in our medical and dental plan for a period of twelve months.

              Mr. Monson is also entitled to an additional payment in the event he is deemed to have received an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to excise taxes imposed under Code Section 4999.  The additional payment shall be a cash amount equal to the sum of all excise taxes payable by him, plus all additional excise taxes and federal and state income taxes to the extent such taxes are imposed in respect to the additional payment.

  Section 5.       Corporate Governance and Management

  Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment

                          of Principal Officers

              (a)        Officers

              On December 15, 2004, Fred S. Ziedman ceased serving as Seitel's interim President and Chief Executive Officer.  On that same day, Seitel's board of directors elected Robert D. Monson, age 49, as President and Chief Executive Officer, and Mr. Monson resigned as Chief Financial Officer and Secretary, of Seitel.  Mr. Monson has 20 years of experience in the oil and gas industry, including over four years in the international seismic industry. He has served in various financial capacities with Schlumberger Limited, a New York Stock Exchange, Inc. listed company, since 1985. Most recently, Mr. Monson served as business segment chief financial officer for Schlumberger Well Services and the worldwide controller for Oilfield Technology Centers. Prior to this he served as worldwide director of human resources for financial personnel of Schlumberger Limited. From 1998 to 2000 he served as chief financial officer of Schlumberger Oilfield Services-UK. From 1985 to 1998 he served as either treasurer or controller to other Schlumberger entities, including assignments in the New York headquarters and various international locations.   The press release announcing Mr. Monson's appointment is filed herewith as Exhibit 99.1.

              Effective December 15, 2004, Seitel entered into a two-year employment agreement with Mr. Monson as its President and Chief Executive Officer.  The agreement provides that Mr. Monson shall be paid an annual base salary of $400,000, and an annual cash target bonus equal to 90% of the base salary that is subject to certain target goals and terms and conditions.  Under his agreement, if Mr. Monson meets the target goals and terms and conditions to receive a cash target bonus equal to 90% of his base salary, the amount of his annual stock options or other equity-based awards (to be issued under the Stock Plan) shall be an amount equal to 90% of his base salary plus 90% of the cash target bonus.  Notwithstanding this provision, for calendar year 2004 Mr. Monson's equity-based award has been set at an amount equal to $684,000.  As contemplated in his agreement, on December 15, 2004, Mr. Monson was granted 1,000,000 shares of Seitel's common stock as restricted stock under the Stock Plan. This restricted stock grant is deemed a prepayment of the amount of Mr. Monson's 2004 and 2005 equity-based compensation awards. Upon Mr. Monson's termination, he shall be entitled to certain termination benefits, subject to the circumstances of the termination.  For further description concerning Mr. Monson's employment agreement, see Item 1.01 (b) of this Report on Form 8-K.

              Marcia Kendrick, age 44, was named interim Chief Financial Officer and interim Secretary effective December 15, 2004.  Ms. Kendrick was named senior vice president in September 2001. Ms. Kendrick has been chief accounting officer since August 1993. She served as assistant secretary from August 1993 until December 15, 2004.  She also served as our acting chief financial officer from June 2002 to May 2004. Prior to joining Seitel in 1993, she was employed by Arthur Andersen LLP, where her last position was director of finance and administration.

              (b)       Directors

  In connection with his election as President and Chief Executive Officer, on December 15, 2004 the board of directors elected Robert D. Monson to fill the existing class III director vacancy.  Mr. Monson was not appointed to any committees of the board of directors.  For a description of the terms of Mr. Monson's employment agreement, see Item 1.01 (b) of this Report on form 8-K.  On December 15, 2004, Seitel's board of directors also voted to expand the board to nine members and elected Jay H. Golding and Kevin S. Flannery to fill the additional positions as class III directors.  Mr. Golding has been appointed to the audit committee.  Mr. Flannery has been appointed to the corporate governance and nominating committee and the compensation committee.  The press release announcing the election of Messrs. Monson, Golding and Flannery is filed herewith as Exhibit 99.1.

  Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

  Effective December 15, 2004, Seitel's board of directors voted to adopt an amendment to its bylaws.  Previously, the bylaws fixed the number of directors comprising the board at seven.  The amendment authorizes the number of directors to be determined from time to time by resolution of the board; provided, however, the board shall consist of no less than three and no more than nine directors.  The amendment to the bylaws of Seitel is filed herewith as Exhibit 3.1.

  Section 9.        Financial Statements and Exhibits

  Item 9.01         Financial Statements and Exhibits

              (c)         Exhibits

              3.1       Amendment to Bylaws of Seitel

              99.1     Press Release dated December 16, 2004.

  [Signature page follows]

  SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

  DATED this 20th day of December 2004.

                                                                                 SEITEL, INC.

                                                                                 By:   /s/ Robert D. Monson

  Robert D. Monson,

  President and

  Chief Executive Officer

  EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Bylaws of Seitel
99.1	Press Release dated December 16, 2004.